DEAN HELLER
Secretary of State

206 North Carson Street                                                 Entity #
Carson City, Nevada  89701-4299                                    E0441672005-1

Articles of Incorporation                                       Document Number:
(PURSUANT TO NRS 78)                                              20050256350-68

                                                                     Date Filed:
                                                           6/27/2005 11:16:56 PM
                                                                In the office of

                                                                     Dean Heller
                                                              Secretary of State

1.     Name of Corporation:                        Castmor Resources Ltd.

2.     Resident Agent Name and Street Address:     Laughlin Associates, Inc.
                                                   2533 North Carson Street,
                                                   Carson City, NEVADA 89706

3.     Shares:     Common Stock:  100,000,000 at .0001 par value
                   Preferred Stock:  50,000,000 at .0001 par value

4.     Name & Addresses, of Board of Directors     Brent Buscay
                                                   2533 North Carson Street,
                                                   Carson City, NEVADA  89706

5.     Purpose:     The purpose of the Corporation shall be:
                    To engage in any lawful activity

6.     Names, Address and Signature of Incorporator:  Brent Buscay
                                                      2533 North Carson Street,
                                                      Carson City, NEVADA  89706

7.     Certificate of Acceptance of Appointment of Resident:
I hereby accept appointment as Resident Agent for the above named corporation.

          /s/ Brent Buscay                                         June 24, 2005
          Authorized Signature of R.A.
          or On Behalf of R.A. Company

                                 ATTACHMENT TO
                           ARTICLES OF INCORPORATION

FIRST.     The name of the corporation is:

                             CASTMOR RESOURCES LTD.

SECOND. Its registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada

THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

(A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

(B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

(C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

(D)  Shall  have  power  to  sue  and  be  sued  in  any court of law or equity.

(E)  Shall  have  power  to  make  contracts.

(F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

(G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

(H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

(I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

(J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

(K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

(L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

(M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

(N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

(0) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

(P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

(Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

FOURTH. That the total number of common stock authorized that may be issued by the Corporation is ONE HUNDRED MILLION (100,000,000) shares of common stock at a par value of ONE HUNDREDTH OF A CENT ($.00001). FIFTY MILLION (50,000,000) shares of preferred stock at a par value of ONE HUNDREDTH OF A CENT ($.0001). Said shares may be issued by the corporation from time to time, for such considerations as may be fixed by the Board of Directors.

FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

The  name  and  post office address of the first board of Directors shall be one
(1)  in  number  and  listed  as  follows:

            NAME                   POST  OFFICE  ADDRESS
            Brent  Buscay          2533 North Carson Street Carson City,
                                   Nevada  89706

SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

            NAME                   POST  OFFICE  ADDRESS
            Brent  Buscay          2533 North Carson Street Carson City,
                                   Nevada  89706

EIGHTH.  The  resident  agent  for  this  corporation  shall  be:

                           LAUGHLIN ASSOCIATES, INC.

The address of said agent, and, the registered or statutory address of this corporation in the state of Nevada, shall be:

                           2533 North Carson Street
                           Carson City, Nevada 89706

NINTH.  The  corporation  is  to  have  perpetual  existence.

TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.